Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 21, 2022, in the Amendment No. 3 to Registration Statement (Form S-1) and related Prospectus of PishPosh, Inc. dated October 21, 2022.

/s/ Morison Cogen LLP
October 21, 2022